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                                                                    EXHIBIT 99.2

                         CONSENT OF DIRECTOR DESIGNEE

                                                                   April 8, 1997

  The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a future director of Advantage Learning Systems, Inc., in the Prospectus included in this Registration Statement.

                                                  /s/ Perry S. Akins

                                          Signed: ________________________

                                                     Perry S. Akins